As filed with the Securities and Exchange Commission on May 15, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FreightCar America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1837219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive Suite 1500 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

FreightCar America, Inc. 2018 Long Term Incentive Plan (As Amended and Restated Effective May 14, 2020)

(Full title of the plan)

Georgia L. Vlamis

Vice President, General Counsel, Corporate Secretary and Human Resources

FreightCar America, Inc.

125 S. Wacker Drive

Suite 1500

Chicago, Illinois 60606

(Name and address of agent for service)

(800) 458-2235

(Telephone number, including area code, of agent for service)

Copy To:

David A. Sakowitz, Esq.

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

(212) 294-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	1,550,000 shares (1)	$1.03(2)	$1,596,500.00(2)	$207.23

(1)

1,550,000 shares of common stock of the Registrant covered by this Registration Statement are authorized and reserved for issuance under the FreightCar America, Inc. 2018 Long Term Incentive Plan (as amended and restated effective May 14, 2020) (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional shares of the Registrant’s common stock that become issuable under the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of common stock of FreightCar America, Inc.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended. Such computation is based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on May 13, 2020, a date within five business days of the date of this Registration Statement.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 1,550,000 shares of common stock, par value $0.01 per share, of FreightCar America, Inc., a Delaware corporation (the “Registrant”), that may be awarded under the FreightCar America, Inc. 2018 Long Term Incentive Plan (as amended and restated effective May 14, 2020), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2018 (Registration No. 333-225886), which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)

the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March  4, 2020, as amended by the Form 10-K/A filed with the Commission on April  6, 2020 (File No. 000-51237);

(b)	the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on May 12, 2020 (File No. 000-51237);

(c)	the Registrant’s current reports on Form 8-K filed with the Commission on February 5, 2020, February 7, 2020, February 14, 2020, February 27, 2020 (Item 1.01), and April 24, 2020 (File No. 000-51237);

(d)

the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, filed with the Commission on April 4, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including, but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference). Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or for purposes of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                 Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123384)).

4.2	FreightCar America, Inc. 2018 Long Term Incentive Plan (as amended and restated effective May 14, 2020) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 30, 2020).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on May 15, 2020.

FREIGHTCAR AMERICA, INC.

By:	/s/ JAMES R. MEYER
Name: James R. Meyer Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James R. Meyer and Christopher J. Eppel as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in their capacities on the dates listed below.

Signature	Title	Date

/s/ JAMES R. MEYER James R. Meyer	President and Chief Executive Officer (principal executive officer) and Director	May 15, 2020

/s/ CHRISTOPHER J. EPPEL Christopher J. Eppel	Vice President, Finance, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 15, 2020

/s/ WILLIAM D. GEHL William D. Gehl	Chairman of the Board and Director	May 15, 2020

/s/ ELIZABETH K. ARNOLD Elizabeth K. Arnold	Director	May 15, 2020

/s/ JAMES D. CIRAR James D. Cirar	Director	May 15, 2020

/s/ MALCOLM F. MOORE Malcolm F. Moore	Director	May 15, 2020

/s/ ANDREW B. SCHMITT Andrew B. Schmitt	Director	May 15, 2020

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